SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported) November 26, 2003
                                                 ------------------


                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



        000-29245                                        65-0452156
        ---------                                        ----------
(Commission File Number)                       (IRS Employer Identification No.)


          3750 Investment Lane, Suite 5, West Palm Beach, Florida 33407
--------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code (561) 863-8446
                                                   ---------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE
           -----------------------------------------

On November 26, 2003, Health & Nutrition Systems International, Inc. ("HNNS") issued a press release announcing that HNNS entered into a definitive asset purchase agreement with TeeZee, Inc. to sell substantially all of the assets of HNNS in exchange for the payment of $411,000 of which $375,000 will be paid in cash and $36,000 in a promissory note. Under the agreement, TeeZee, Inc. will assume approximately $2 million of HNNS's liabilities. The press release and Asset Purchase Agreement are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated in its entirety by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------

         (c) Exhibits:

      EXHIBIT
      NUMBER                          DESCRIPTION
      ------                          -----------

        2.1 Asset Purchase Agreement between Health & Nutrition Systems International, Inc. and TeeZee, Inc. dated as of November 26, 2003.

       99.1          Press Release dated November 26, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HEALTH & NUTRITION SYSTEMS
                                        INTERNATIONAL, INC.
                                        (Registrant)


                                         By: /s/ Chris Tisi
                                         --------------------------------------
                                         Chris Tisi
Date:  December 4, 2003                  Chief Executive Officer and President

                                  Exhibit Index
                                  -------------



Exhibit
Number                          Description
------              ---------------------------------------------------

2.1 Asset Purchase Agreement between Health & Nutrition Systems International, Inc. and TeeZee, Inc. dated as of November 26, 2003

99.1                Press Release dated November 26, 2003